FCA Corp

Code of Ethics

With Attachments

Version 9- 23-2010

The provisions of this Code of Ethics are not all-inclusive. The Code of Ethics is designed to assist employees in meeting a code of conduct. In those situations where you may be uncertain as to the intent or purpose of the Code of Ethics, you should consult with the Chief Compliance Officer.

FCA Corp

Code of Ethics

Table of Contents

I.	Statement of General Policy			3
	A.	Act with Competence, and Integrity, and in an Ethical Manner		3
	B.	Compliance with Laws		3
	C.	Condition of Employment		3
	D.	Personal Securities Transactions		3
		1.	The Interest of Clients’ Accounts Place First	3
		2.	Avoid Any Actual or Potential Conflict	3
		3.	Do Note Take Inappropriate Advantage of Your Position	3
	E.	Minimum Holding Period for Securities is 90 Calendar Days		4
	F.	Transactions That Do Not Need Pre-Clearance		4
	G.	Securities Requiring Pre-Clearance		4
	H.	Pre-Clearance Procedure		4
		1.	Right to Disapprove Any Transaction	5
		2.	Continual Duty to Uphold Principles of this Code	5
II.	Reporting Requirements			5
	A.	Initial Holdings Report (Schedule B)		5
	B.	Annual Holdings Report (Schedule C)		5
	C.	Quarterly Transaction Report (Schedule D)		5
	D.	Transactions/Securities Exempt from Reporting		5
	E.	Transactions Effected Pursuant to an Automatic Investment Plan		5
	F.	Reportable Transactions/Securities		6
	G.	Monitoring and Review of Personal Securities Transactions		6
	H.	Brokerage Authorization Letters		6
	I.	Annual Certification		7
III.	Prohibition Against Insider Trading			7
	A.	No Employee May Trade Based on Material, Nonpublic Information		7
	B.	Material Information		7
	C.	Public Information		7
	D.	Client Securities Holdings and Firm Securities Recommendations		8
	E.	Contacts with Public Companies		8
		1.	Procedures When in Possession of Potential Material Insider Information	8
		2.	Tender Offers	8
IV.	Gifts and Entertainment			8
	A.	Modest Gifts - In Excess of $200		9
	B.	Gift Approval Requirements		9
	C.	Approval Requirement Not Applicable to Bona Fide Dining		9
V.	Outside Employment and Other Activities			9
VI.	Diversion of Firm Business or Investment Opportunity			9
VII.	Reporting Violations and Sanctions			9
VIII.	Dealings with Government and Industry Regulators			10
	A.	Gifts or Payment to Regulators		10
	B.	Contact with Regulators		10
	C.	Cooperation in Investigations and Other Proceedings		10
IX.	Involvement of Employees in Litigation or Proceedings			10
X.	List of Schedules			10

FCA Corp

Code of Ethics

I.	Statement of General Policy

FCA Corp employees’1 (“employee” or “employees”) decisions and behavior have far-reaching implications. Unprofessional conduct reflects on the individual, FCA Corp (“FCA”) and the investment industry as a whole. As a result, FCA expects that all employees will conduct themselves in an ethical manner and uphold their fiduciary duties to our clients. FCA’s Code of Ethics (this “Code”) is designed to assist employees in meeting this code of conduct and to preserve the trust FCA’s clients have given us.

A.	Act with Competence, and Integrity, and in an Ethical Manner

FCA employees must act with competence, and integrity, and in an ethical manner, when dealing with clients, the public, prospects, third party service providers and fellow employees. This includes the fundamental principles of openness, honesty, and professionalism.

B.	Compliance with Laws

The foundation of FCA’s ethical standards is compliance with the letter and the spirit of the law. All employees must respect and obey all laws, rules and regulations applicable to our business, including, but not limited to, applicable federal securities laws. While employees are not responsible for knowing all the details of each law governing our business, employees are expected to be familiar with and comply with this Code and the Compliance Manual. Employees are expected to seek advice when there is a question or a violation is suspected.

C.	Condition of Employment

Compliance with the provisions of this Code is a condition of employment with FCA and its parent corporation. FCA's reputation could be seriously damaged as the result of a single securities transaction being considered questionable. Employees are urged to seek the advice of the Chief Compliance Officer (“CCO”) for any questions about this Code or the application of this Code to individual circumstances. Employees should also understand that a material breach of the provisions of this Code may constitute grounds for disciplinary action, including termination of employment.

D.	Personal Securities Transactions

FCA has developed the following procedure to comply with the Securities and Exchange Commission (“SEC”) reporting requirements and to monitor and restrict the personal securities transactions of its employees. These procedures are designed to assist employees in upholding their fiduciary duties to our clients.

1.	The Interest of Clients’ Accounts Place First

The interests of accounts managed by FCA and the Commonwealth Funds2 (“Client Accounts”) will at all times be placed first.

2.	Avoid Any Actual or Potential Conflict

All personal securities transactions will be conducted to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility.

3.	Do Not Take Inappropriate Advantage of Your Position

Employees must not take inappropriate advantage of their positions.

1 The term “employee” when used in this Code may also include persons that are not “employees” of FCA Corp, but which FCA Corp has determined are subject to this Code. The requirement that certain non-employees abide by this Code does not classify such individuals as employees as that term is defined by Internal Revenue Service, Fair Labor Standards Act, Title VII and/or any other federal or state labor and employment statute.

2 “Commonwealth Funds” means the Commonwealth International Series Trust, an open-end investment company registered under the Investment Company Act of 1940.

FCA Corp

Code of Ethics

E.	Minimum Holding Period for Securities is 90 Calendar Days

No employee shall profit from the purchase and sale, or sale and purchase, of the same reportable securities of which such person has beneficial ownership within 90 calendar days. Any prohibited short-term profits are subject to cancellation with the employee paying any short-term profit to a charity selected by FCA.

F.	Transactions That Do Not Need Pre-clearance

The purchase or sales of the following securities and/or in the following circumstances do not have to be pre-cleared:

1.	Direct obligations of the United States government (e.g., treasury securities);
2.	Bankers' acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;
3.	Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in mutual funds;
4.	Transactions effected for, securities held in, any account over which the person has no direct or indirect influence or control;
5.	Transactions effected pursuant to an automatic investment plan; (example dividend reinvestment plan)
6.	Shares issued by money market funds;
7.	Transactions and holdings in shares of other types of open-end registered mutual funds;
8.	Shares issued by the Commonwealth Funds (Note these shares must be reported); and
9.	Shares issued by exchange traded funds (“ETFs”) (Note these shares must be reported).

G.	Securities Requiring Pre-Clearance

The purchase or sale of the following securities need to be pre-cleared:

1.	Stocks, bonds, futures, investment contracts or any other instrument that is considered a security and not otherwise excluded by Section I, F Transactions That Do Not Need Pre-clearance;
2.	Options on securities, indexes, and currencies;
3.	Any security in an initial public offering, limited offering or private placement;
4.	Closed-end funds or closed end company;
5.	Foreign unit trusts and foreign mutual funds;
6.	Private investment funds, hedge funds, any other private pooled investment vehicle and investment clubs; and
7.	Interests in other types of corporate business entities.

H.	Pre-Clearance Procedure

If an employee wants to acquire or dispose of, directly or indirectly, beneficial ownership of, any security listed above in Section I, G — Securities Requiring Pre-Clearance the employee may do so only if:

•	the employee completes and signs FCA’s Personal Trading Pre-Clearance Form attached as Schedule A;
•	a supervisory person designated by FCA approves of the proposed purchase or sale and signs the Pre-Clearance Form;
•	the approved transaction is completed by the close of business on the second trading day after approval is received; and
•	the designated supervisory person has not rescinded such approval prior to execution of the transaction.

Post-approval is not permitted. The CCO or a designee will provide the employee with a signed copy of the Pre-Clearance Form noting whether the transaction was approved or denied.

FCA Corp

Code of Ethics

1.	Right to Disapprove Any Transaction

FCA reserves the right to disapprove any proposed transaction that may carry the appearance of improper conduct.

2.	Continual Duty to Uphold Principles of this Code

Advance trade clearance in no way waives or absolves any employee of the obligation to abide by the provisions, principles and objectives of this Code.

II.	Reporting Requirements

Every employee shall provide initial and annual holdings reports and quarterly transaction reports to the CCO that must contain the information described below. FCA may also require that employees submit such reports electronically.

A.	Initial Holdings Report (Schedule B)

Every employee shall at a time designated by the CCO but in no event later than ten (10) days after the person becomes an employee, file an initial holdings report containing the information on Schedule B. The information submitted must be current as of a date no more than forty-five (45) days before the person became an employee.

B.	Annual Holdings Report (Schedule C)

Every employee shall at a time designated by the CCO but in no event later than January 30 each year, file an annual holdings report containing the information on Schedule C. The information submitted must be current as of a date no more than forty-five (45) days before the annual report is submitted.

C.	Quarterly Transaction Reports (Schedule D)

Every employee shall at a time designated by the CCO but in no event later than thirty (30) days after the end of each calendar quarter, file a quarterly transaction report containing the information on Schedule D with respect to any transaction during the quarter in a reportable security in which the employee had any direct or indirect beneficial ownership.

D.	Transactions/Securities Exempt from Reporting

An employee need not submit an initial or annual holdings report or quarterly transactions report with respect to:

1.	Direct obligations of the United States government (e.g., treasury securities);
2.	Bankers' acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;
3.	Shares issued by a unit investment trust if the unit investment trust is invested exclusively in mutual funds, unless FCA or a control affiliate acts as the investment adviser or principal underwriter for the fund;
4.	Transactions effected for, securities held in, any account over which the person has no direct or indirect influence or control (FCA may request documentary evidence for accounts);
5.	Shares issued by money market funds;
6.	Transactions and holdings in shares of other types of open-end registered mutual funds, unless FCA or a control affiliate acts as the investment adviser or principal underwriter for the fund (e.g., transactions in interests of the Commonwealth Funds are reportable).

FCA Corp

Code of Ethics

E.	Transactions Effected Pursuant to an Automatic Investment Plan

Transactions effected pursuant to an automatic investment plan are exempted from the quarterly reports. However, the securities themselves must be reported, unless otherwise exempt from reporting, on initial and annual reports. Further, if the employee elects to override the automatic feature of the investment and make additional investments, the transaction must be pre-cleared and reported as provided in this Code.

F.	Reportable Transactions/Securities

An employee must submit initial and annual holdings reports and quarterly transactions reports with respect to any securities not specifically listed in Section II, D - Transactions/Securities Exempted from Reporting above, including but not limited to:

1.	Stocks, bonds, futures, investment contracts or any other instrument that is considered a security;
2.	Options on securities, indexes, and currencies;
3.	Any security in an initial public offering, limited offering or private placement;
4.	Closed-end funds or closed end company;
5.	Foreign unit trusts and foreign mutual funds;
6.	Private investment funds, hedge funds, any other private pooled investment vehicle and investment clubs;
7.	Interests in other types of corporate business entities;
8.	Transactions in interests of the Commonwealth Funds; and
9.	All ETFs (irrespective of whether they are organized as a open-ended investment company, closed investment company, or a unit investment trust)

G.	Monitoring and Review of Personal Securities Transactions

The CCO or a designee will monitor and review all reports required under the Code for compliance with FCA's policies regarding personal securities transactions and applicable SEC rules and regulations. The CCO or a designee will monitor transactions by all employees in order to ascertain any pattern of conduct which may evidence conflicts or potential conflicts with the principles and objectives of this Code, including but not limited to a pattern of front running. The CCO may initiate inquiries of employees regarding personal securities trading. Employees are required to cooperate with such inquiries and any procedures employed by FCA.

Any transactions for any accounts of the CCO will be reviewed and approved by the President or other designated person. No employee may review or approve their own transactions.

H.	Brokerage Authorization Letters

Each employee must arrange for their brokerage firm(s) to send duplicate brokerage account statements and trade confirmations of all securities transactions made in the account upon request of the CCO or President. The CCO may request these statements to conduct random or for cause compliance checks and each employee is required to annually provide to the CCO the following signed documents for each brokerage account in which the employee has beneficial ownership (see footnote 3):

•	An undated letter (Broker Authorization - Employee - Schedule E) requesting that duplicate statements and confirmations be sent directly to the CCO for a period not to exceed one year prior to the request (though not earlier than the date of hire) as specified by the CCO.
•	An authorization (FCA Authorization- Schedule F) permitting the CCO to date and forward Schedule E to the appropriate custodian(s) at his/her discretion and without notice to the employee.

These letters will be required from each employee annually.

FCA Corp

Code of Ethics

I.	Annual Certification

All employees will be provided with a copy of the Code and must initially certify in writing to the CCO that they have: (i) received a copy of the Code; (ii) read and understand all provisions of the Code; (iii) agreed to abide by the Code; and (iv) reported all account holdings as required by the Code.

Employees are required to make the foregoing certifications annually and when any amendments to the Code are implemented.

Employees should contact the CCO regarding any inquiries pertaining to the Code or the policies established herein.

III.	Prohibition Against Insider Trading

Trading securities while in possession of material, nonpublic information, or improperly communicating that information to others may expose employees and FCA to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment in addition to other penalties that the SEC can impose, including a penalty of up to three times the illicit windfall and issuing an order permanently barring you from the securities industry.

The rules contained in this Code apply to securities trading and information handling by employees and their immediate family members.

The law of insider trading is unsettled and continuously developing. You must notify the CCO immediately if you have any reason to believe that a violation of this Code has occurred or is about to occur.

A.	No Employee May Trade Based on Material, Nonpublic Information

No employee may trade, either personally or on behalf of others (such as investment funds and accounts managed by FCA), in a security in which he or she possesses material, nonpublic information, nor may any personnel of FCA communicate material, nonpublic information to others in violation of the law.

B.	Material Information

Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a company's securities. No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the CCO. Material information often relates to:

•	a company’s results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.
•	the market for a company’s securities such as information about a significant order to purchase or sell securities.
•	prepublication information regarding reports in the financial press.

C.	Public Information

Information is public if it is disseminated broadly to the marketplace (i.e., through Bloomberg, Reuters, the Wall Street Journal, and similar means). Information in reports in a public filing with the SEC is generally deemed to be public.

FCA Corp

Code of Ethics

D.	Client Securities Holdings and Firm Securities Recommendations

You should also be aware of the SEC’s position that the term "material nonpublic information” relates not only to issuers but also to FCA’s securities recommendations and client securities holdings and transactions that are not public.

E.	Contacts with Public Companies

Contacts with public companies or their advisors, such as accountants or lawyers, may result in the receipt of material non-public information. For example, accountants involved with a company may disclose, while discussing their financial inventory with their advisor that he or she is involved with a merger of one of their major clients prior to its announcement and the employee is aware of the identity of that client through other contact with the accountant. In such situations, FCA must proceed with caution and in accordance with Section III, E, I -Procedures When in Possession of Potential Material Insider Information.

1.	Procedures When in Possession of Potential Material Insider Information

To protect yourself, your clients and the firm, you should contact the CCO immediately if you believe that you may have received material, nonpublic information.

Before executing any trade for yourself or others, including investment in Client Accounts, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

•	Report the information and proposed trade immediately to the CCO.
•	Do not purchase or sell the securities on behalf of yourself or others, including investment funds or accounts managed by the firm.
•	Do not communicate the information inside or outside the firm, other than to the CCO.

2.	Tender Offers

The SEC has adopted a special rule to prohibit insider trading prior to a tender offer. Rule 14e-3 under the Exchange Act, differs from other laws governing insider trading in that it punishes insider trading on information about an impending tender offer even in the absence of a breach of a duty of confidentiality. Under that rule, it is illegal to trade on information obtained from the following persons about an impending tender offer once a “substantial step” has been taken towards the commencement of the tender offer: (1) the offering person, (2) the issuer of the securities sought or to be sought by such tender offer, or (3) any officer, director, partner or employee or any other person acting on behalf of the offering person or such issuer. Employees and others subject to this Code should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.

IV.	Gifts and Entertainment

Employees should understand that receiving or soliciting gifts in a business may give rise to an appearance of impropriety or may raise a potential conflict of interest. As such, employees should not accept or provide any gifts or favors that might influence the decisions you or the recipient must make in business transactions involving FCA or that others might reasonably believe would influence those decisions.

FCA Corp

Code of Ethics

A.	Modest Gifts - Less than $200

Modest gifts and favors, which would not be regarded by others as improper, may be accepted or given on an occasional basis. Entertainment that satisfies these requirements and conforms to generally accepted business practices also is permissible.

Note: Where a law or a rule applies that precludes the acceptance of gifts of even a nominal value the law or rule must be followed.

B.	Gift Approval Requirements

FCA requires that an employee must obtain the CCO’s approval before accepting either directly or indirectly any gift and/or gratuity with a value in excess of $200 from any person or entity that does business with or on behalf of FCA. The approval requirement is for the purpose of helping FCA monitor the activities of its employees. However, the reporting of a gift does not relieve any employee from the obligations and policies set forth in this Code. If you have any questions or concerns about the appropriateness of any gift, please consult the CCO.

C.	Approval Requirement Not Applicable to Bona Fide Dining

This approval requirement does not apply to bona fide dining or bona fide entertainment when you are accompanied by the person or representative of the entity that does business with FCA.

V.	Outside Employment and Other Activities

Employees may not serve as a director or trustee of public or private entities, engage in outside employment, or engage in other outside activities that interfere with their duties and responsibilities at FCA. Employees must obtain prior approval from the CCO or other designated person before participating in such outside employment activities. Approval for such outside activities may be withheld, among other reasons, if the activities could be misconstrued to be activities of FCA or that such service could be inconsistent with the interests of FCA or its clients. [See Schedule H]

Certain employees of FCA currently serve as an officer or director to private entities that may be recommended to FCA clients for investment. Serving these entities in such capacities presents a possible conflict of interest when they are recommended to clients. This conflict is disclosed to clients in the firm’s ADV Part II and should again be disclosed prior to a client making an investment in any such entity.

VI.	Diversion of Firm Business or Investment Opportunity

No employee may acquire or receive personal gain or profit from any business opportunity that comes to the employee's attention as a result of his or her association with FCA and in which he or she knows or should know FCA might be expected to participate or have an interest, without disclosing the opportunity to FCA and obtaining written authorization to participate from the CCO or the President.

VII.	Reporting Violations and Sanctions

All employees shall promptly report to the CCO or President all actual or perceived violations of the Code. FCA prohibits retaliation against an individual who reports in good faith an actual or perceived violation under this Code. Such retaliation will constitute a violation of the Code.

The CCO may consult with senior management regarding any actual or perceived violations of the Code to confirm whether or not the Code has been violated. If a violation has occurred, the CCO and senior management shall determine what sanctions, if any, should be imposed. Possible sanctions may include reprimands, monetary fine or assessment, or suspension or termination of the employee's employment with the firm.

FCA Corp

Code of Ethics

VIII.	Dealings with Government and Industry Regulators

A.	Gifts or Payment to Regulators

Payments of any kind by FCA, its employees or any agent or other intermediary to any government official, self-regulatory official, corporation or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter are prohibited. Employees are encouraged to avoid even the appearance of impropriety in their dealings with industry and government regulators and officials.

B.	Contact with Regulators

If an employee is contacted by an industry or government regulator or official requesting information or documentation of any kind, he or she is to refer the contact to the CCO or, if the CCO is not immediately available, to the President. Any requested information or documentation will be provided, if at all, by the CCO or the President.

C.	Cooperation in Investigations and Other Proceedings

All employees are required to cooperate fully with management in connection with any internal or independent investigation, claim, action, audit, arbitration, litigation, or inquire brought by or against FCA or in the interests of supporting the firm's compliance program. Employees are expected, if requested, to cooperate with FCA and its representatives in gathering and reviewing documents, analyzing facts, and appearing or testifying as witnesses or interviewees.

IX.	Involvement of Employees in Litigation or Proceedings

Employees are to advise the CCO immediately if he or she becomes involved in or threatened with litigation or an administrative investigation or proceeding of any kind that relates in any way to FCA's business.

X.	List of Schedules

A.	Schedule A:	Personal Trading Pre-Clearance Form
B.	Schedule B:	Initial Holdings Report
C.	Schedule C:	Annual Holdings Report
D.	Schedule D:	Quarterly Report for Reportable Securities
E.	Schedule E:	Broker Authorization - Employee Letter
F.	Schedule F:	FCA Authorization Form
G.	Schedule G:	Annual Employee Questionnaire
H.	Schedule H:	Request for Approval of Outside Activity
I.	Schedule I:	Request for Rebutting of Beneficial Ownership in Securities

FCA Corp

Code of Ethics

Schedule A

Personal Trading Pre-Clearance Form

Pre-clearance must be granted prior to placing any trades, and is only good until the close of business on the second trading day after the approval is given.

1.	Buy ________ Sell ________ Short ________

2.	Security __________________

3.	Common Stock ________ Option ________ Debt ________ Other ________ Private Placement ________

4.	If applicable, is the Equity a “New Issue”? Yes ________ No ________

5.	Symbol _____________________ Cusip #: ________

6.	Number of Shares/Contracts/Principal _______________

7.	Brokerage Account Number ____________________ Custodian ________________________

8.	Employee has no inside information or other knowledge pertaining to this proposed transaction that constitutes a violation of Company policy or securities laws.

9.	Any transaction described above establishing a position in a security is undertaken with the intention of holding such position for not less than 90 days.

Furthermore, by signing below, I certify that I have read the FCA Code of Ethics and believe that the proposed trade fully complies with the requirements of this policy. I understand FCA reserves the right to direct me to rescind a trade even if approval is granted. I also understand that a violation of this policy will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.

Employee	(PRINT NAME)

Signed
Date

By signing below, the individual verifies that the proposed transaction described above does not violate FCA's Personal Security Transaction Policy. Note: Only one signature is required.

Chief Compliance Officer or Other Designee	Date

President	Date

FCA Corp

Code of Ethics

Schedule B

Initial Holdings Report

Reportable Security Holdings - Page 1

Employee

Information submitted current as of

In accordance with FCA’s Code of Ethics, please provide a list of all reportable securities you have a direct or indirect pecuniary interest, including, but not limited to, securities of immediate family members sharing the same household. This includes securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.

Number of Shares	Security Name	Type (e.g., equity; Fixed income)	Ticker or CUSIP (if applicable)	Principal Amount

Use additional sheets as necessary.

FCA Corp

Code of Ethics

Accounts Holding any Type of Securities - Page 2

In accordance with FCA's Code of Ethics, please provide a list of the name of brokers dealers or banks which you have an accounts that hold any type of securities which you have a direct or indirect pecuniary interest, including, but not limited to, securities accounts of immediate family members sharing the same household.

Name of Broker, Dealer or Bank	Account Title	Account Number

I certify that this form fully discloses all of the securities in which I have a pecuniary interest.

Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

Signature	Date

Reviewed by: _______________________

Date of Review: _____________________

Exception(s) Noted: ___No ___ Yes

If Yes, Describe: _______________________

FCA Corp

Code of Ethics

Schedule C

Annual Holdings Report

Reportable Security Holdings - Page 1

Employee

Information submitted current as of

In accordance with FCA's Code of Ethics, please provide a list of all reportable securities you have a direct or indirect pecuniary interest, including, but not limited to, securities of immediate family members sharing the same household. This includes securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.

Number of Shares	Security Name	Type (e.g., equity; Fixed income)	Ticker or CUSIP (if applicable)	Principal Amount

Use additional sheets as necessary.

FCA Corp

Code of Ethics

Accounts Holding any Type of Securities - Page 2

In accordance with FCA’s Code of Ethics, please provide a list of the name of brokers dealers or banks which you have an accounts that hold any type of securities which you have a direct or indirect pecuniary interest, including, but not limited to, securities accounts of immediate family members sharing the same household.

Name of Broker, Dealer or Bank	Account Title	Account Number

I certify that this form fully discloses all of the securities in which I have a pecuniary interest.

Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

Signature	Date

Reviewed by: _____________________________

Date of Review: ___________________________

Exception(s) Noted: ___No ___Yes

If Yes, Describe: __________________________

FCA Corp

Code of Ethics

Schedule D

QUARTERLY REPORT FOR REPORTABLE SECURITIES

Name of Employee: __________________________

Report for Quarter Ending: _____________________

During the reporting period, I certify that (check all that apply)

[ ]	I have had NO reportable personal securities transaction(s) within the past quarter.

[ ]	I have NOT opened or closed any accounts holding reportable securities within the past quarter.

[ ]	I HAVE had reportable personal securities transactions within the past quarter and all such transactions are reported below.

Name of Trust/Person (if different from above)	Date of Transaction	Name of Shares	Number of Shares	Principal Amount Involved	(Buy, Sell)	Price Effected	Name of Broker/ Dealer/Bank

I certify that I have complied with FCA's Code of Ethics regarding personal trading securities and insider trading activities.

Employee Signature	Date

Reviewed by: __________________________

Date of Review: ________________________

Exception(s) Noted: ___No ___Yes

If Yes, Describe: ________________________

FCA Corp

Code of Ethics

Schedule E

Broker Authorization - Employee Letter

DATE:
(To be completed by the employee)

(To be completed by the CCO)

RE:	Account No.
Account Name

Dear Broker or Custodian:

As required by the Code of Ethics of my employer, FCA Corp, please send duplicate brokerage statements and trade confirmations for the period indicated below (not to exceed one year prior to the date of this letter).

_________________________ to _________________________.

(To be completed by the CCO)

Please forward the requested account statements and confirmations to:

FCA Corp

Attn: Chief Compliance Officer

791 Town & Country Blvd. Suite 250

Houston, Texas 77024-3925

I appreciate your assistance. Please direct any questions to the Chief Compliance Officer of FCA Corp at 713-781-2856.

Sincerely,

FCA Corp

Code of Ethics

Schedule F

FCA Authorization

I, _________________________ , hereby authorize the Chief Compliance Officer of FCA Corp or his/her designee to request, at his/her discretion, duplicate statements and trade confirmations from the custodian of each brokerage account in which I have a beneficial interest as defined in FCA Corp’s Code of Ethics. Specifically, I authorize the Chief Compliance Officer or his/her designee to complete and date the letters addressed to each such custodian [Schedule E to the FCA Corp Code of Ethics] that I have signed and provided to the Chief Compliance Officer in accordance with the provisions of FCA Corp’s Code of Ethics.

I understand that the CCO may request these statements and confirmations to conduct random compliance reviews or for cause. This authorization will be valid for one year from the date provided below.

Signature

Date

FCA Corp

Code of Ethics

Schedule G

ANNUAL EMPLOYEE QUESTIONNAIRE

As a registered investment advisor, FCA has a fiduciary obligation to place the interests of its clients first. This means that all employees need to confirm certain financial and outside activities to FCA. If you have any questions or concerns about the questions that we are asking you, or how you are to answer them, please direct them to the CCO or President.

1.	Name:

2.	Identify household members: (Spouse, children, other relatives and non relatives that live in the same household.)

3.	Do you have any outside employment or business activity?

YES___  NO___

If YES, have you completed an Approval of Outside Activity Form for this activity?

YES___  NO___.

Is the information on the Approved Form current?

YES___  NO___

4.	Do you serve as a Director, Officer, Trustee, Member, Partner, or in any other capacity, for any other entity?

 YES___  NO___

If YES, Describe:

5.	Have you received any gifts from, or made any gifts to, clients or anyone doing business with the firm in excess of $200 annual?

 YES___  NO___

If YES, Describe:

6.	Do you own any interests in any securities or other investments not included on your brokerage statements, e.g., private placements, limited partnerships, etc. (non-custodied securities)?

YES___  NO___

FCA Corp

Code of Ethics

If YES, List:

7.	Do you exercise investment discretion over any accounts for individuals that are not FCA’s client

 YES___  NO___

8.	Have you (i) received a copy of the Code of Ethics; (ii) read and understand all provisions of the Code; (iii) agreed To abide by the Code; and (iv) reported all account holdings as required by the Code?

 YES___  NO___

Employee Signature:	Date:

Reviewed by: ___________________________

Date of Review: _________________________

Exception(s) Noted: ___No ___Yes

If Yes, Describe: _________________________

FCA Corp

Code of Ethics

Schedule H

Request for Approval of Outside Activity - Employment, Director and/or Trustee Form

The undersigned herby requests approval for participation in the following outside activity:

___________________________________________________________________

Name and address of company or organization: ________________________________

Nature of organization’s primary business or purpose: ___________________________

Is this a public company? (YES/NO) If YES, stock symbol: _______________________

Complete description of anticipated role with organization: ________________________

___________________________________________________________________

Describe any compensation you will receive: __________________________________

If approval is granted:

»	I agree to notify the Chief Compliance Officer of any change in the above information.

»	I agree, for private or not-for-profit organizations, to seek approval to retain my position, as described above, if the organization decides to offer securities to the public, or ceases to maintain its not-for-profit status.

»	I am aware of no other employees who are officers or directors of the organization noted above.

»	I agree to adhere to the insider trading policies of both FCA (“FCA”) and the organization, and not to communicate any material no-public information in my possession regarding the organization to FCA’s investment advisory or research staff.

»	I will avoid participation in discussions regarding service, investment management, or other arrangements with FCA or its affiliates, and will recuse myself from myself from voting on any such matters.

Signature of Employee: ______________________________

Date: _____________________

Compliance Approval: ___________________________

Date: ___________________________

Administration Approval Required for Employment Activities: ___________________________

Date: ___________________________

FCA Corp

Code of Ethics

SCHEDULE I

Request for Rebutting of Beneficial Ownership In Securities3

Name of Employee4 _________________________________________________________.

I am rebutting beneficial ownership in securities owned by the following family member:

Name: _________________________. Relationship: _______________________.

PART I - FAMILY BACKGROUND ISSUES

1.	Does this family member live in the same household with you throughout the entire year? [ ] Yes [ ] No

2.	If not, approximately how much time in any given year does the family member live in the same household? ____________________________________________________________

3.	Is this family member over the age of 21? [ ] Yes [ ] No Approximately what is the family member's age? ________.

4.	Does the family member claim you as a dependent on his/her tax return? [ ] Yes [ ] No

5.	Does the family member claim you as a dependent on his/her medical benefits? [ ] Yes [ ] No

6.	Have you been given power of attorney for the family member? [ ] Yes [ ] No If yes, explain the reasons or circumstances _____________.

7.	Are you and the family member joint account holders on any savings or checking accounts? [ ] Yes [ ] No

If yes, explain _____________.

PART II - OWNERSHIP AND CONTROL ISSUES

1.	Are the securities held in an account in your name as well as the name of a family member? [ ] Yes [ ] No

2.	If yes, what is the shared ownership? (e.g., joint tenants, tenants in common, “by-the-entireties,” and/or with rights of survival, etc.) __________________________.

3.	Have these securities previously been reported to the CCO? [ ] Yes [ ] No

4.	Are these securities held with a broker, dealer or bank? [ ] Yes [ ] No If yes, provide the name of the broker, dealer or bank with which the account holding the securities are held and the account number: _____________

3 An access person is presumed under the law to have an indirect pecuniary interest in equity securities held by any child, stepchild, grandchild, adopted child, parent, stepparent, grandparent, spouse, sibling, mother or father-in-law, son or daughter-in-law, brother-or- sister-in-law sharing the same household. This form may be completed to request a rebuttal of this presumption. Section 204A-1 of the Advisers Act requires that access persons of the firm provide initial and annual holdings reports that include information regarding each reportable security in which the access person has a direct or indirect beneficial ownership. Quarterly transaction reports are also required that include information regarding any transaction in a reportable security in which the access person has, or as a result of the transaction acquires, any direct or indirect beneficial ownership.

4 Based in part on the information provided in this form, the CCO may accept or deny your request. The SEC has provided little guidance regarding which circumstances will be acceptable to rebut the presumption, so your request, requires due diligence. In deciding whether or not to accept or deny your request, the CCO may request additional information.

FCA Corp

Code of Ethics

5.	What type of account is the account? (e.g., standard brokerage account, trust account, IRA, etc.) ________________. If a trust account, who are the beneficiaries/trustees? _________________________

6.	Do you have investment power over the securities, which include the power to dispose or to direct the disposition of such securities? [ ] Yes [ ] No

7.	Do you have voting power over the securities? [ ] Yes [ ] No

8.	Do you otherwise exercise any influence, control or authority over the account holding the securities? [ ] Yes [ ] No

9.	Do you have any right to receive dividends that are separated or separable from the underlying securities held in the account? [ ] Yes [ ] No

10.	Do you have any right to acquire equity securities through the exercise or conversion of any derivative security held in the account, whether or not presently exercisable? [ ] Yes [ ] No

11.	If yes to questions 6-10, please explain.

_______________________________________________________________.

You may provide additional information on a separate sheet of paper and attach it to this form.

PART III - ATTESTATION

By signing this form, in addition to attesting to the veracity of the information provided, you also acknowledge that the CCO may, at any time, reverse any decision made to accept this request. You further agree to notify the CCO promptly if any of the statements made in support of this position rebutting beneficial ownership in securities held by ____________ change.

Signature of Employee	Date:

Signature of Family Member	Date:

If approved, signature of CCO	Date: